Independent Auditors' Consent

The Board of Directors

Calvert World Values Fund, Inc.:

We consent to the use of our reports, incorporated herein by reference, dated November 18, 2003, with respect to the financial statements of Calvert World Values International Equity Fund and Calvert Capital Accumulation Fund, each a series of Calvert World Values Fund, Inc., as of September 30, 2003, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Custodians" in the Statement of Additional Information.

  /s/ KPMG LLP

Philadelphia, Pennsylvania

January 27, 2004